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                                                                     EXHIBIT 4.5

                         CONSOLIDATED AMENDMENT NO. 1 TO
           AMENDED AND RESTATED CREDIT AGREEMENT, AMENDED AND RESTATED
                   REIMBURSEMENT AGREEMENT AND PROMISSORY NOTE

         This Consolidated Amendment No. 1 to Amended and Restated Credit Agreement, Amended and Restated Reimbursement Agreement, and Promissory Note (this "AMENDMENT"), dated as of November 26, 2002, is entered into by and between SIFCO INDUSTRIES, INC. (the "BORROWER") and NATIONAL CITY BANK (the "BANK") for the purposes amending and supplementing the documents and instruments referred to below.

                                   WITNESSETH:

         WHEREAS, Borrower and Bank are parties to an Amended and Restated Credit Agreement made as of April 30, 2002, as amended by Letter Agreement dated August 1, 2002 (as amended, the "CREDIT AGREEMENT" providing for $10,000,000 of revolving credits; all terms used in the Credit Agreement being used herein with the same meaning); and

         WHEREAS, Borrower and Bank are parties to an Amended and Restated Reimbursement Agreement made as of April 30, 2002, as amended by Letter Agreement dated August 1, 2002 (as amended, the "REIMBURSEMENT AGREEMENT" pursuant to which a Letter of Credit was issued in the initial stated amount of $4,225,280; all terms used in the Reimbursement Agreement being used herein with the same meaning); and

         WHEREAS, Borrower and Bank are parties to Promissory Note made as of April 14, 1998 (the "TERM NOTE" providing for a $12,000,000 term loan; all terms used in the Term Note being used herein with the same meaning); and

         WHEREAS, Borrower and Bank desire to waive and amend certain provisions of the Credit Agreement, Reimbursement Agreement and Term Note to, among other things, (a) waive certain financial covenants applicable thereto, (b) modify the interest rate pricing grids and (c) amend certain financial covenants therein; and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION I - AMENDMENTS TO CREDIT AGREEMENT

A. Section 2A.04(b) of the Credit Agreement is hereby amended to read as follows:

         (b) computed, so long as the Subject Commitment remains in effect, in accordance with the pricing grid set forth below:

Pre-tax Interest Coverage              Commitment Fee
-------------------------              --------------
>10x                                       0.25%
>7.5x to 10x                               0.25%
>5.0x to 7.5x                              0.25%
>2.5x to 5.0x                              0.25%
1.0X TO 2.5X                               0.375% (BOLD REFLECTS CURRENT PRICING)

B. The pricing grid set forth in Subsection 2B.11(a) of the Credit Agreement is hereby amended to read as follows:

Pre-Tax Interest Coverage              LIBOR Margin
-------------------------              ------------
>10x                                       1.25%
>7.5x to 10x                               1.50%
>5.0x to 7.5x                              1.75%
>2.5x to 5.0x                              2.00%
1.0X TO 2.5X                               2.25% (BOLD REFLECTS CURRENT PRICING)

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

SECTION II - AMENDMENTS TO REIMBURSEMENT AGREEMENT

A. Section 2(a) of the Reimbursement Agreement is hereby amended to revise the pricing grid therein to read as follows:

Pre-Tax Interest Coverage              Annual Commitment Fee
-------------------------              ---------------------
>10x                                           1.00%
>7.5x to 10x                                   1.25%
>2.5X TO 7.5X                                  1.50% (BOLD REFLECT CURRENT PRICING)

B. Subsection 7(c)(EBITDA TO INTEREST EXPENSE) is hereby WAIVED for the periods ending September 30, 2002, December 31, 2002 and March 31, 2003. Effective with the period ending June 30, 2003, the ratio of EBITDA TO INTEREST EXPENSE shall be 2.00 TO 1.00 at June 30, 2003 and 3.00 TO 1.00 at September 30, 2003 and thereafter. Asset Impairment charges for fiscal 2002 will not be included in this calculation.

C. Subsection 7(d) (TANGIBLE NET WORTH) is hereby WAIVED for the period ending September 30, 2002. Effective with the period ending December 31, 2002, the required minimum Tangible Net Worth shall be $31,000,000 plus 50% of net income for such fiscal year.

D. Subsection 7(e) (TOTAL LIABILITIES TO TANGIBLE NET WORTH) is hereby amended such that the ratio shall be 1.00 TO 1.00 at September 30, 2002 and
1.10 to 1.00 at December 31, 2002 and thereafter.

E. Subsection 7(f) (CAPITAL EXPENDITURES) is hereby WAIVED for the period ending September 30, 2002. Effective with the period ending December 31, 2002, CAPITAL EXPENDITURES in any fiscal year shall not exceed a maximum amount of $3,500,000.

SECTION III - AMENDMENTS TO PROMISSORY NOTE

A. Section (c) of the Promissory Note is hereby amended to revised the pricing grid therein as follows:

Pre-Tax Interest Coverage              LIBOR Rate
-------------------------              ----------
>10x                                   LIBOR + 1.25%
>7.5x to 10x                           LIBOR + 1.50%
>5.0x to 7.5x                          LIBOR + 1.75%
>2.5x to 5.0x                          LIBOR + 2.00%
1.0X TO 2.5X                           LIBOR + 2.25% (BOLD REFLECTS CURRENT PRICING)

SECTION IV - REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Bank that

         (A) none of the representations and warranties made in the Credit Agreement, the Reimbursement Agreement or the Promissory Note (collectively, the "Loan Documents") has ceased to be true and complete in any material respect as of the date hereof; and

         (B) as of the date hereof no "Default" has occurred that is continuing under the Loan Documents.

SECTION V - ACKNOWLEDGMENTS CONCERNING OUTSTANDING LOANS

Borrower acknowledges and agrees that, as of the date hereof, all of Borrower's outstanding loan obligations to Bank are owed without any offset, deduction, defense, claim or counterclaim of any nature whatsoever. Borrower authorizes Bank to share all credit and financial information relating to Borrower with each of Bank's parent company and with any subsidiary or affiliate company of such Bank or of such Bank's parent company.

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SECTION VI - REFERENCES

On and after the effective date of this Amendment, each reference in the Credit Agreement, the Reimbursement Agreement or the Term Note to "this Agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, Reimbursement Agreement or Term Note shall mean and refer to the Credit Agreement, Reimbursement Agreement and Term Note as amended hereby. The Loan Documents, as amended by this Amendment, are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects. To the extent any amendment set forth in any previous amendment is omitted from this Amendment, the same shall be deemed eliminated as between Borrower and the other parties hereto as of the date hereof. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Bank under the Loan Documents or constitute a waiver of any provision of the Loan documents except as specifically set forth herein.

SECTION VII - COUNTERPARTS AND GOVERNING LAW

This Amendment may be executed in any number of counterparts, each counterpart to be executed by one or more of the parties but, when taken together, all counterparts shall constitute one agreement. This Amendment, and the respective rights and obligations of the parties hereto, shall be construed in accordance with and governed by Ohio law.

         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment to be executed by their authorized officers as of the date and year first above written.

SIFCO INDUSTRIES, INC.                        NATIONAL CITY BANK

By:    /s/ Frank A.Cappello                   By:    /s/ Terry A. Wolford
       --------------------                          --------------------
Name:  Frank A. Cappello                      Name:  Terry A. Wolford
Title: Vice Present - Finance and             Title: Vice President
       Chief Financial Officer

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